--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of report (date of earliest event reported): August 23, 2003




                             FLEMING COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)


        OKLAHOMA                   1-8140                      48-0222760
 (State of incorporation  (Commission file number)          (I.R.S. employer
   or organization)                                      identification number)


          1945 LAKEPOINTE DRIVE
             LEWISVILLE, TEXAS                                    75057
(Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (972) 906-8000

--------------------------------------------------------------------------------

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On August 25, 2003, Fleming Companies, Inc. (the "Company") issued a press release announcing that the sale of the Company's grocery wholesale operations and assets (the "Grocery Operations") was completed at midnight on August 23, 2003. Pursuant to an asset purchase agreement dated July 7, 2003, as amended (the "Agreement") (which original agreement is incorporated by reference from the Company's Current Report on Form 8-K dated June 17, 2003 and which amendments are attached hereto as Exhibits 10.1 and 10.2), the Company sold the Grocery Operations to C&S Wholesale Grocers, Inc. ("C&S"). Total proceeds for the sale of the Grocery Operations included $75 million for the purchase of non-inventory assets and approximately $199 million for the purchase of inventory. C&S also assumed certain liabilities of the Grocery Operations. In addition to the cash consideration paid at the closing, the Agreement provides for the payment of a royalty amount to the Company over a five-year period. A portion of the first year's estimated royalty payment, which amount was approximately $12 million, was paid at the closing. Certain amounts were withheld from the total proceeds to fund the cure cost escrow account and to pay indemnity amounts, real estate and personal property prorations and estimated transfer taxes. The Company did not sell any receivables related to the Grocery Operations, and the Company intends to continue to collect such receivables. The total consideration paid in the sale was determined through arm's-length negotiations between the Company and C&S. On August 15, 2003, the United States Bankruptcy Court for the District of Delaware signed an order approving the Agreement and the sale of the Grocery Operations to C&S. There is no material relationship between the Company or any of its affiliates, directors or officers, and C&S.

ITEM 5.           OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         In the same press release, the Company announced that in connection with the completion of the sale of the Grocery Operations, Peter S. Willmott has completed his tenure as the Company's Interim Chief Executive Officer and President. Mr. Willmott continues to serve as a member of the Company's Board of Directors. In addition, the Company announced that Archie R. Dykes, the Company's Chairman of the Board, has assumed the responsibilities of the Chief Executive Officer and Dr. Dykes will continue to work with the Company as it works through the remainder of the bankruptcy restructuring process.

         In addition, the Company announced that it is actively exploring strategic alternatives for the Company's remaining operational entity, the Core-Mark International convenience distribution business ("Core-Mark"), including responding to expressions of interest from parties interested in acquiring Core-Mark.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         The Company has not included in this Current Report the pro forma financial information required pursuant to Article 11 of Regulation S-X. As previously announced in the Company's Form 12b-25 filed on August 27, 2003 (the "Form 12b-25"), relating to the Company's Quarterly Report on Form 10-Q for its second quarter ended July 12, 2003 (the "Second Quarter Form 10-Q"), the Company will file its Annual Report on Form 10-K for the fiscal year ended December 28, 2002, its Quarterly Report on Form 10-Q for its first quarter ended April 19, 2003 and its Second Quarter Form 10-Q on a delayed basis and the Company has not determined the date by which it will file such forms. For the same reasons set forth in the Form 12b-25, the Company has not determined the date by which it will file the pro forma financial information required pursuant to Article 11 of Regulation S-X.

         (c)      EXHIBITS.

         Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release dated August 25, 2003, referenced as Exhibit 99.1 below, and the information set forth therein is deemed to have been furnished pursuant to Item 9 hereof and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.

         EXHIBIT
         NUMBER           DESCRIPTION
         -------          -----------
         10.1       --    First Amendment to Asset Purchase Agreement dated August 4, 2003.
         10.2       --    Second Amendment to Asset Purchase Agreement dated August 23, 2003.
         99.1       --    Press release dated August 25, 2003.

ITEM 9.           REGULATION FD DISCLOSURE.

         On August 25, 2003, the Company issued a press release announcing the matters referenced in Item 2 and Item 5 hereof. A copy of such press release is furnished as an exhibit to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such press release and the information set forth therein is deemed to have been furnished pursuant to this Item 9 and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FLEMING COMPANIES, INC.


Date:  August 27, 2003                      By: /s/ REBECCA A. ROOF
                                                --------------------------------
                                                Rebecca A. Roof
                                                Interim Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
------          -----------
10.1      --    First Amendment to Asset Purchase Agreement dated August 4, 2003
10.2      --    Second Amendment to Asset Purchase Agreement dated August 23,
                2003
99.1      --    Press release dated August 25, 2003.